EXHIBIT 10.37.8
                                                                      PK&S DRAFT
                                                                        01/24/02

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                       -----------------------------------


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this "Amendment") made and entered into as of January __, 2002 among BLACK WARRIOR WIRELINE CORP., a Delaware corporation ("Borrower") and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders.

                                    RECITALS
                                    --------

         WHEREAS, Borrower, Lenders and Agent are parties to that certain Credit Agreement, dated as of September 14, 2001 (the "Credit Agreement"; capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement), pursuant to which Lenders have made and have agreed, upon the terms and subject to the conditions set forth therein, to make certain financial accommodations to Borrower; and

         WHEREAS, Borrower has requested that the Lenders consent to the acquisition by Borrower of certain assets of Big Gun Perforating, Inc., and the Lenders are willing to consent to such acquisition subject to the terms and conditions as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                  A. AMENDMENTS

      1. Amendment to Annex A. The Credit Agreement is amended by inserting the following definitions of "Big Gun Acquisition", "Seekford Annual Payments", "Seekford Employment Agreement" and "Seekford Non-Compete Payment" into Annex A of the Credit Agreement in the appropriate alphabetical order:

              "Big Gun Acquisition" shall mean the acquisition by the Borrower of certain assets of Big Gun Perforating, Inc. for a purchase price not to exceed $55,000.00.

              "Seekford Annual Payments" shall mean the yearly additional compensation payments payable to Dale Byran Seekford pursuant to
         Section 3.4 of the Seekford Employment Agreement.

              "Seekford Employment Agreement" shall mean that certain Employment Agreement, dated as of January 1, 2002, by and between the Borrower and Dale Bryan Seekford.


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              "Seekford Non-Compete Payment" shall mean the $245,000 payment payable to Dale Bryan Seekford pursuant to Section 3.3 of the Seekford Employment Agreement to be paid upon consummation of the Big Gun Acquisition.

      2. Amendment to Annex A. The Credit Agreement is hereby amended by deleting therefrom the definitions of "Fixed Charges" and "Restricted Payments" in Annex A of the Credit Agreement and by substituting in lieu thereof the following definitions:

                  "Fixed Charges" means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid in cash during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, plus (c) Capital Expenditures paid in cash during such period, plus (d) income taxes paid in cash during such period, plus (e) the Seekford Annual Payments paid in cash during such period, plus (f) the Seekford Non-Compete Payment paid in cash during such period.

                  "Restricted Payment" means, with respect to any Credit Party
         (a) the declaration or payment of any dividend or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of Stock; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Credit Party's Stock or any other payment or distribution made in respect thereof, either directly or indirectly; (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim for rescission with respect to, any Subordinated Debt; (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Stock of such Credit Party now or hereafter outstanding; (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Credit Party's Stock or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission; (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Credit Party other than payment of compensation in the ordinary course of business to Stockholders who are employees of such Person; (g) any payment of management fees (or other fees of a similar nature) by such Credit Party to any Stockholder of such Credit Party or its Affiliates and (h) the Seekford Annual Payments.


      3. Amendment to Section 61. Section 6.1 of the Credit Agreement is hereby amended by replacing said Section 6.1 in its entirety with the following:

         6.1 Mergers, Subsidiaries, Etc. No Credit Party shall directly or indirectly, by operation of law or otherwise, (a) form or acquire any Subsidiary, or (b) merge with, consolidate with, acquire all or substantially all of the assets or Stock of, or otherwise combine with or acquire, any Person; provided, however, that the


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         Borrower may consummate the Big Gun Acquisition.

      4. Amendment to Section 6.3. Section 6.3(a) of the Credit Agreement is hereby amended by replacing said Section 6.3(a) in its entirety with the following:

              (a) No Credit Party shall create, incur, assume or permit to exist any Indebtedness, except (without duplication) (i) Indebtedness secured by purchase money security interests and Capital Leases permitted in
         Section 6.7(c), (ii) the Loans and the other Obligations, (iii) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (iv) existing Indebtedness described in Disclosure Schedule (6.3) and refinancings thereof or amendments or modifications thereto that do not have the effect of increasing the principal amount thereof or changing the amortization thereof (other than to extend the same) and that are otherwise on terms and conditions no less favorable to any Credit Party, Agent or any Lender, as determined by Agent, than the terms of the Indebtedness being refinanced, amended or modified,
         (v) Indebtedness specifically permitted under Section 6.17 and (vi) the Seekford Annual Payments;


      5. Amendment to Section 6.14. Section 6.14 of the Credit Agreement is hereby amended by replacing said Section 6.14 in its entirety with the following:


              Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) dividends and distributions by Subsidiaries of Borrower paid to Borrower, (b) employee loans permitted under Section 6.4(b), (c) fees paid to SJMB, LP in an amount not to exceed $150,000 but only to the extent that (1) such fees are paid after the Lenders receive copies of the Form 10-Q to be filed by Borrower with the Securities and Exchange Commission for its Fiscal Quarter ending September 30, 2001, and are paid no later than December 31, 2001, and
         (2) such Form 10-Q demonstrates that Borrower's EBITDA for the Fiscal Quarter ending September 30, 2001 is at least $7,000,000 and (d) so long as no Default or Event of Default has occurred, the Seekford Annual Payments.

                             B. CONDITIONS PRECEDENT

         Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Credit Agreement shall remain in full force and effect, Borrower shall have no rights under this Amendment and Lenders shall not be obligated to take, fulfill or perform any action hereunder, until Agent shall have received (i) counterparts of this Amendment duly executed by all parties hereto and (ii) an assignment of the key-man life insurance policy insuring the life of Dale Bryan Seekford executed by Borrower in form and substance satisfactory to Agent.


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                        C. REPRESENTATIONS AND WARRANTIES

         Borrower hereby affirms that after giving effect to this Amendment each of the representations and warranties of Borrower contained in the Credit Agreement and in any of the other Loan Documents (except to the extent that any such representation or warranty expressly relates solely to an earlier date, which Borrower hereby represents and warrants is true and correct as of such earlier date) is correct in all material respects on and as of the date hereof and after giving effect to this Amendment. In addition, with respect to this Amendment, Borrower warrants and represents as follows:

              (a) The execution, delivery and performance by Borrower of this Amendment (i) are within Borrower's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of Borrower's certificate of incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any Governmental Authority;
         (v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of Borrower other than those in favor of Agent and Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority.

              (b) This Amendment has been duly executed and delivered for the benefit and on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

                               D. OTHER AGREEMENTS

      1. Continuing Effectiveness of Loan Documents. As amended hereby, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower. To the extent any terms and conditions in any of the other Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby. Upon the effectiveness of this Amendment in accordance with Part C of this Amendment such terms and conditions are hereby deemed modified and amended accordingly to reflect the terms and conditions of the Credit Agreement as modified and amended hereby.

      2. Reaffirmation. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement and the other Loan Documents, effective as of the date hereof and after giving effect to


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this Amendment, and represents that, after giving effect to this Amendment and the waivers contained herein, no Default or Event of Default has occurred and is continuing as of the date hereof.

      3. Expenses. Borrower agrees to pay on demand all costs and expenses of Agent in connection with the preparation, execution, delivery and enforcement of this Amendment, the closing hereof, and any other transactions contemplated hereby, including the fees and out-of-pocket expenses of Agent's counsel.

      4. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.



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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

                                                BORROWER

                                                BLACK WARRIOR WIRELINE, CORP.



                                                By:_____________________________
                                                   Name:
                                                   Title:


                                                GENERAL ELECTRIC CAPITAL
                                                CORPORATION, as Agent and Lender



                                                By:_____________________________
                                                   John Hanley
                                                   Duly Authorized Signatory









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